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Exhibit 10.4

SEVENTH AMENDMENT TO LEASE

        THIS SEVENTH AMENDMENT TO LEASE ("Seventh Amendment") is made and entered into by and between Draper Land Limited Partnership No. 2, a Utah limited partnership ("Landlord") and 1-800 CONTACTS, INC., a Delaware corporation ("Tenant").

Recitals:

        A.    Landlord and Tenant (then known as 1-800-Lens-Now, Inc., a Utah corporation, d/b/a 1-800-Contacts) are parties to a Commercial Lease dated as of November 3, 1997, as subsequently amended (collectively, the "Lease"), providing for the lease of the Original Premises, the Additional Space, the Expansion Space, the 2nd Expansion Space, the 3rd Expansion Space, and the 4th Expansion Space (as such terms are defined in the Lease) (collectively, the "Premises") in the building located at 66 East Wadsworth Park Drive, Building B, Suite #101, Draper, Utah 84020 (the "Building").

        B.    Tenant desires to lease additional space within the Building and Landlord is willing to lease such additional space in the Building to Tenant, subject to the terms and conditions set forth herein.

Terms and Conditions of Agreement:

        NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.    Effective Date.    This Seventh Amendment shall be effective as of February 1, 2003.

        2.    Contingencies.    This Seventh Amendment is contingent upon Landlord receiving an acceptable and proper lease termination of the Commercial Lease dated February 12, 1999 and a release of the 5th Expansion Space (defined in Section 3 below) from I-Link Incorporated (the "Contingency"). Upon satisfaction of the Contingency, Landlord shall notify Tenant. This Seventh Amendment is also contingent on approval by Landlord's mortgage lender. Landlord will use its best efforts to promptly obtain such approval. In the event that Landlord's mortgage lender fails to approve this Amendment by April 30, 2003, then this Amendment shall be null and void.

        3.    Lease of Additional Space.    Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain premises (the "5th Expansion Space") depicted on Exhibit A-l attached hereto and incorporated herein, which 5th Expansion Space includes approximately 11,958 total rentable square feet of office space on the 1st floor of the Building and is known as Suites 104 and 105 of the Building. Suite 104 and 105 of the 5th Expansion Space are not contiguous. Except as otherwise provided in this Seventh Amendment, the 5th Expansion Space shall be deemed to be part of the "Premises" as defined in the Lease and Tenant's use and occupancy of the 5th Expansion Space will be subject to all of the terms and conditions of the Lease applicable to the Premises.

        4.    Term.    The lease term for the 5th Expansion Space shall commence as of February 1, 2003 and shall expire at 11:59 p.m. on February 1, 2006 (the "5th Expansion Space Term"). There will be no option to extend the 5th Expansion Space Term. Nothing herein will be deemed to affect the lease term or the extension option, if any, for the remainder of the Premises as set forth in the Lease.

        5.    Base Rent.    During the 5th Expansion Space Term, the monthly Base Rent under the Lease will be increased, commencing on the Effective Date of this Seventh Amendment by $185,349.00 per annum ($15,445.75 per month), representing rent for the 5th Expansion Space at the rate of $15.50 per year per rentable square foot. In addition, the Base Rent for the 5th Expansion Space shall be increased by $0.60 per year per Rentable square foot on May 25th of each calendar year (commencing May 25, 2004) consistent with the annual rent increase date stated in the Lease.

        6.    Operating Expenses.    Tenant shall pay an annual contribution toward the Operating Expenses of the Building pursuant to Section 6(a) of the Lease (if Tenant's prorata share of such Operating Expenses exceeds $4.25 per year).

        7.    Additional Security Deposit.    Upon execution of this amendment, Tenant shall pay to Landlord an additional security deposit in the amount of $11,459.75.

        8.    Additional Parking Stalls.    In addition to the parking stalls described in the Lease, Tenant will have the use (from the Effective Date of this Seventh Amendment through February 28, 2006) of six (6) non-reserved stalls for each 1,000 rentable square feet included in the 5th Expansion Space. There will be no additional charge for these parking stalls, but Tenant shall be responsible for the costs of repair and maintenance of these stalls, which cost will be payable as Additional Rent.

        9.    Acceptance of 5th Expansion Space.    Tenant's taking possession of the 5th Expansion Space shall be deemed conclusive evidence that as of the Effective Date of this Seventh Amendment the 5th Expansion Space is in good order and satisfactory condition. No promise of Landlord to alter, remodel, repair or improve the 5th Expansion Space, the Building or the grounds and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, or this Lease (including, without limitation, the condition of the 5th Expansion Space) has been made to Tenant by Landlord other than as may be contained in the Lease. TENANT HEREBY ACCEPTS THE 5TH EXPANSION SPACE AND ALL ASPECTS THEREOF IN "AS IS", "WHERE AS" CONDITION, SUBJECT TO ALL LAWS, WITHOUT WARRANTIES, EITHER EXPRESS OR IMPLIED, "WITH ALL FAULTS", INCLUDING BUT NOT LIMITED TO BOTH LATENT AND PATENT DEFECTS. TENANT HEREBY WAIVES ALL WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE CONDITION AND USE OF THE 5TH EXPANSION SPACE, INCLUDING, BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Tenant, at its sole cost and expense, shall make any alterations, modifications or tenant improvements to the 5th Expansion Space, subject to Landlord's prior written consent and approval.

        10.    Lease Incentives.    In lieu of making or contributing toward the cost of any tenant improvements to the 5th Expansion Space, the Base Rent applicable toward the 5th Expansion Space shall be discounted as follows: Tenant shall not be obligated to pay Base Rent for the 5th Expansion Space for the first month of the first lease year of the lease term for the 5th Expansion Space, and for the first month in each subsequent lease year thereafter during the lease term of the 5th Expansion Space. If Tenant desires to retain Landlord to perform any tenant improvements within the 5th Expansion Space, Landlord agrees to cause such work to be performed at Landlord's cost, plus five percent (5%).

        11.    Brokers and Commissions.    Landlord and Tenant acknowledge that they know of no real estate broker or agent who is or might be entitled to compensation in connection with this Seventh Amendment. Landlord and Tenant each agree to indemnify, defend and hold the other harmless from and against any and all liabilities or expenses, including reasonable attorneys' fees and costs, arising out of or in connection with a breach of the representations and covenants contained in this Article. This indemnification shall survive the termination of the Lease, as amended hereby. The parties acknowledge that the brokers' fees have been paid associated with the Lease.

        12.    Miscellaneous.    The Lease, as amended, and this Seventh Amendment contains all of the representations, understandings, and agreements of the parties with respect to matters contained herein. The recitals are hereby incorporated into this Seventh Amendment. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease. Each of the individuals who have executed this Seventh Amendment represents and warrants that he or she is duly authorized to execute this Seventh Amendment on behalf of Landlord or Tenant as the case may be; that all corporate, partnership, trust or other action necessary for such party to execute and perform the terms of this Seventh Amendment have been duly taken by such party, and that no other signature and/or authorization is necessary for such party to enter into and perform the terms of this Seventh Amendment. Except as provided herein, the terms and conditions of the Lease shall remain the same and in full force and effect.

        DATED this 31 day of MARCH, 2003

Landlord:		Tenant:
Draper Land Limited Partnership No. 2, a Utah limited partnership		1-800-Contacts, Inc., a Delaware corporation
By:	/s/ [ILLEGIBLE]	By:	/s/ ROBERT G. HUNTER
	General Partner	Its:	VP Finance

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SEVENTH AMENDMENT TO LEASE
Recitals
Terms and Conditions of Agreement